UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Le Gaga Holdings Limited
(Exact name of registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
Unit 1105,
The Metropolis Tower
10 Metropolis Drive
Hung Hom, Kowloon
Hong Kong
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Each
to be So Registered	Class is to be Registered
Ordinary shares, par value $0.01 per share	The NASDAQ Stock Market LLC*

American depositary shares, each representing fifty ordinary shares	The NASDAQ Stock Market LLC
*	Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-169839 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the securities being registered that appears under the captions “Description of Share Capital” and “Description of American Depositary Shares” in the prospectus that constitutes Part I of the registrant’s registration statement on Form F-1 (Registration No. 333-169839), initially filed with the Securities and Exchange Commission on October 8, 2010, as amended from time to time, is incorporated by reference into this registration statement. Any form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement.
Item 2. Exhibits.
     No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LE GAGA HOLDINGS LIMITED
By:	/s/ Shing Yung Ma
	Name:	Shing Yung Ma
	Title:	Chairman and chief executive officer

Date: October 22, 2010